Exhibit 10.3

FIRST AMENDMENT
TO THE INTERNAP NETWORK SERVICES CORPORATION
1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

This First Amendment to the Internap Network Services Corporation 1999 Non-Employee Directors' Stock Option Plan (the "Plan") is made and entered into by Internap Network Services Corporation (the "Company").

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan, which is administered by the Compensation Committee of the Board of Directors of the Company (the "Board"), to provide for grants of incentive compensation to its non-employee directors; and

WHEREAS, the Board has determined that it is advisable to amend the Plan at this time to increase the number of shares available for the issuance of awards under the Plan; and

WHEREAS, Section 12 of the Plan permits the Board to amend the Plan at any time; and

WHEREAS, the Board adopted resolutions approving the First Amendment on February 27, 2003;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.

Effective as of the date of shareholder approval of this First Amendment, Section 4(a) of the Plan shall be amended to read as follows:

"(a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate three million, five hundred thousand (3,500,000) shares of Common Stock."

2.

Except as specifically amended hereby, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this First Amendment on the date set forth below.

                                                                    INTERNAP NETWORK SERVICES CORPORATION

By:_______________________________________________________________

Name:_____________________________________________________________

Title:______________________________________________________________

Date:______________________________________________________________